Celerity Solutions, Inc.
Exhibit 10.56 Account receivable Factoring Agreement

                                  IMPERIAL BANK

                      AGREEMENT FOR PURCHASE OF RECEIVABLE
                                 (Full Recourse)

This AGREEMENT is made on February 18, 1999 by and between Celerity Solutions, Inc. having its principal place of business at 270 Bridge Street, Dedham, County of Norfolk, State of MA 02026, (the "Seller") and Financial Accounts Management Services, a division of Imperial Bank, having a place of business at 220 Air port Parkway, San Jose, California, 95110 (the "Purchaser".)

1. Definitions. The following terms shall the meanings stated:

     1.1 "Account Balance" - on any given day, the gross amount of all Purchased Receivables and other Obligations unpaid on that day.

     1.2 "Account Debtor" - the obligor on a Purchased Receivable.

     1.3 "Adjustments" - all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments assigned by or on behalf of any Account Debtor with respect to any Purchased Receivable.

     1.4 "Advance" - the dollar amount computed with respect to each Purchased Receivable, equal to the Advance Rate multiplied by the face amount of the Purchased Receivable.

     1.5 "Advance Rate" - 80%

     1.6 "Collateral"

     1.6.1. All now owned and hereafter acquired right title and interest in, to and in respect of all accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor contract rights, chattel paper, general intangibles (including, but not limited to tax refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, customer lists, licenses, whether as a licenser or licensee, chooses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures), documents, instruments, letters of credit, bankers' acceptances or guaranties; deposits, securities, bank accounts deposit accounts, credits and other property now or hereafter held in any capacity by Purchaser or its affiliates.

     1.6.2 All now owned and hereafter acquired right title and interest in, to and in respect of all goods, including but not limited to:

          1.6.2.1 All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all new materials, work-in-process, finished goods.

          1.6.2.2 All equipment and fixtures, wherever located, whether now owned or hereafter acquired, and any and all additions, substitutions, replacements (including spare parts) and accessions thereof and thereto.

          1.6.2.3 All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or contract of the Seller, any computer service bureau or other third party.

          1.6.2.4 All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds, all claims against third parties for loss or destruction of or damage to any of the foregoing, and all income from the lease or rental of any of the foregoing.

     1.7 "Customer Payments" - all good funds received by Purchaser from or on behalf of an Account Debtor with respect to Purchased Receivables.

     1.8 "Face Amount of Purchased Receivables" - the gross amount due from the Account Debtor, less any discounts allowed to the Account Debtor, computed on the shortest selling terms stated in the invoice evidencing the Purchased Account.

     1.9 "Factor Fee" - rate of 1.75% - 25% of Face Amount of each invoice. (Italicized verbiage added and initialed)

     1.10 "Administrative Fee" - The minimum monthly fee of $0.00.

     1.11 "Obligations" - all obligations now or hereafter owed by the Seller to the Purchaser, including but not limited to the obligations created hereunder.

     1.12 "Obligor" - the Seller and all guarantors and other entities who may be obligated to pay the Obligations.


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     1.13 "Purchased Receivables" - all those accounts, chattel paper, instruments, contract rights, documents, general intangibles, and rights to payment, and proceeds thereof, arising out of the invoices and other agreements identified on or delivered with any Transmittal Sheet provided by Seller to Purchaser.

     1.14 "Receivables" - all present and future accounts and general intangibles of the Seller.

     1.15 "Remittance" - the amount, if any, which Purchaser owes to Seller at each Settlement Date, according to the accounting prepared by Purchaser equal to:

          1.15.1: The sum of:

               1.15.1.1 The base as of the beginning of the last Settlement Date, Plus

               1.15.1.1.1 The Reserve created for each Purchased Receivable purchased during since last Settlement Date, Minus

          1.15.2 The total since the last Settlement Date of

               1.15.2.1 Administrative Fees on paid Purchased Receivables.

               1.15.2.2 Factor Fee on paid Purchased Receivables.

               1.15.2.3 Adjustments

               1.15.2.4 Repurchase Amounts (to the extent Purchaser has agreed to accept payment thereof or deduction from the Remittance: and

               1.15.2.5 The Reserve based on the Account Balance as of the Settlement Date.

     1.16 "Repurchase Amount" - See 4.1 below.

     1.17 "Reserve" - A percentage of the Account Balance, computed as the difference between the Face Amount of Purchased Receivables and the Advance, which shall be determined by Purchaser in its reasonable sole discretion, based on the nature and quality of the Purchased Receivables, and which shall not be less than 20% less all fees on unpaid Purchased Receivables. The Reserve shall be the book balance maintained in the records of Purchaser and shall not be a segregated fund.

     1.18 "Settlement Date" - the day that remittance is calculated and paid.

     1.19 "Transmittal Sheet" - the forms supplied by Purchaser to Seller which identify the receivables of Seller which it requests that Purchaser purchase.

2. Purchase Receivables

     2.1 Seller for and in consideration of the Advances and other valuable consideration, does hereby absolutely sell, assign and transfer to Purchaser all of Seller's right, title and interest in and to the Purchased Receivables and all moneys due or which may become due upon such Purchased Receivables.

     2.2 Purchaser is not obligated to purchase any Receivables from Seller.

     2.3 Purchaser may exercise its sole discretion in approving the credit of each Account Debtor before buying any receivables.

     2.3 Purchaser may have with respect to the Purchased Receivables, all the rights and remedies of an unpaid seller under the Uniform Commercial Code and other applicable law, including the rights of replevin, claim and delivery, reclamation, and stoppage in transit.

3. Terms of Purchase

     3.1 Each Transmittal Sheet shall reasonably identify the Purchased Receivables, correctly state the amount owed by the Account Debtor, and shall be signed by an authorized signatory of Seller.

     3.2 Seller hereby authorizes Purchaser to insert in the Transmittal Sheet information to describe the Purchased Receivables.

     3.3 Purchaser is entitled to rely on the contents of any Transmittal Sheet delivered by Seller, to treat the Receivables described therein as Purchased Receivables, and to rely on the signature as an authorized signatory of Seller.

     3.4 Upon acceptance and purchase by Purchaser of the Receivables described on each Transmittal Sheet and upon Seller's request, Purchaser shall pay the Advance to Seller.

     3.5 Should Purchaser determine at any time in the reasonable exercise of its discretion that the nature and quality of the Purchased Receivables has deteriorated, Purchaser may change the Advance Rate with respect to all future purchases of Receivables.

     3.6. As Purchaser collects Customer Payments from or on behalf of Account Debtors, Purchaser shall promptly credit the Customer Payments to the Account Balance on a daily basis as funds clear, as determined by Seller in its reasonable discretion. In the alternative, Purchaser shall have the right to delay credit to the Account Balance for a reasonable (no more than 5 days) number of days with respect to all Customer Payments, to allow for clearance and collection of funds. Note: Italicized verbiage added, dated, and initialed.

     3.7 If Seller is in default under this Agreement, all Customer Payments will be applied to any Obligations in such order and manner as Purchaser shall determine, irrespective of contrary instructions which may be received from Seller or the payer.

     3.8 Purchaser shall charge and be entitled to and Seller shall pay on each Settlement Date the Administrative Fee and the Factor Fee on all past Purchased Receivables.


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     3.9 Purchaser shall prepare and send to Seller, after close of business each month, an accounting of the transactions for that month. The accounting shall be deemed correct and conclusive, and shall constitute an account started between the parties unless Seller makes written objection to Purchaser within 30 days after mailing of the accounting to the Seller.

     3.10 Purchaser shall pay the Remittance to Seller within 3 days after the Settlement Date.

     3.11 In the event the calculation of the Remittance results in an amount due to Purchaser from Seller, Seller shall make such payment in the same manner as set forth in Section 4.2.

4. Repurchases and Recourse Purchaser's purchase of Purchased Receivables from Seller shall be with full recourse.

     4.1 Purchaser may increase the Reserve, and Seller agrees to pay to Purchaser on demand, the full amount or any unpaid portion thereof, of any Purchased Receivable (the "Repurchase Amount").

     4.1.1 Which remains unpaid ninety (90) calendar days after invoice date:

     4.1.2 Which is owed by an Account Debtor which has filed, or has had filed against it, any bankruptcy case or insolvency proceeding or who has become insolvent (as defined in the Federal Bankruptcy Code) or who is generally not paying as not paying its debts as such debts become due:

     4.1.3 With respect to which there has been any breach of warranty set forth in Section 6 hereof, or any breach of any covenant contained in this Agreement, or

     4.1.4 With respect to which the account debtor asserts any discount, allowance, return, dispute, counterclaim offset, defense, right of recoupment, right of return, warranty claim, or short payment, together with all reasonable attorneys' and professional fees and expenses and court costs incurred by Purchaser in collecting the Purchased Receivable and/or enforcing its rights under this agreement.

     4.2 Purchaser may, in its sole discretion, demand that the Repurchase Amount to be paid by Seller (A) in cash immediately upon demand thereof; (B) by delivery of substitute invoices acceptable to Purchaser which shall thereupon become Purchased Receivables; (C) by deduction from the Remittance which would otherwise be due to Seller, or by any combination of the foregoing as Purchaser may from time to time choose.

5. Power of Attorney Seller hereby irrevocably appoints Purchaser and its successors and assigns as Seller's true and lawful attorney in fact, with respect to Purchased Receivables and Collateral (A) to sell, assign, transfer, pledge, compromise, or discharge the whole or any part of such Receivables; (B) to demand, collect receive, sue, and give releases for moneys due or which may become due upon such receivables and to compromise, prosecute, or demand any action, claim, case, or proceeding relating to such receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Purchaser's name or Seller's name, as Purchaser may choose; (C) to prepare, file and sign Seller's name on any notice, claim, assignment, or satisfaction of lien or mechanics' lien or similar document; (D) to rectify all account debtors to pay Purchaser directly; (E) to receive, open, and dispose of all mail addressed to Seller for the purpose of collecting such Receivables; (F) to endorse Seller's name on any checks or other forms of payment on receivables; (G) to sign Seller's name to any form UCC-1 or other document necessary to perfect any security interest granted by Seller to Purchaser; (H) to complete, execute and file any franchise tax return or other document necessary to qualify Seller to do business in any state which Purchaser deems necessary to enforce collection of Receivables, and to pay on Seller's behalf any taxes or fees which may be due by Seller in connection therewith (all such fees and dues shall be added to the Account Balance); and (I) to do all acts and things necessary or expedient in furtherance of any such purpose.

6. Representations, Warranties & Covenants To induce Purchaser to render its services available to Seller, and with full knowledge that the truth and accuracy of the following are being relied upon by the Purchaser in determining whether to accept purchase Receivables the Seller represents, warrants, covenants, and agrees, with respect to each Transmittal Sheet delivered to Purchaser, then:

     6.1 The Seller is the absolute owner of each receivable set forth in each Transmittal Sheet and has full legal right to make said sale, assignment and transfer thereof;

     6.2 The correct amount of each Receivable is as set forth in the Transmittal Sheet and is not in dispute.

     6.3 The payment of each receivable is not contingent upon the fulfillment of any obligation or contract, past or future, and any and all obligations required of the Seller have been fulfilled as of the date of each Transmittal Sheet;

     6.4 Each Receivable set forth in a Transmittal Sheet is based on an actual sale and delivery of goods and/or services actually rendered, is presently due and owing to Seller, is not past due or in default, has not been previously sold, assigned, transferred, or pledged, and is free of any encumbrance or lien except to Purchaser.

     6.5 There are no defenses, offsets, or counterclaims against any of the Receivables, and no agreement has been made under which the Account Debtor may deem any deduction or discount, except as otherwise stated on each invoice submitted to Purchaser which is listed on the Transmittal Sheet;


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     6.6 Each Purchased Receivable shall be the property of the Purchaser and shall be paid directly to Purchaser, but if for any reason it should be paid to Seller, Seller shall promptly notify Purchaser of such payment, shall void any checks, drafts, or moneys so received in trust for the benefit of Purchaser, and shall promptly transfer and deliver the same to the Purchaser.

     6.7 Purchaser shall have the right to endorse, and also the right to require endorsement by Seller, on all payments received in connection with each Purchased Receivable and any proceeds of Collateral.

     6.8 The Seller, and to Seller's best knowledge, each account Debtor set forth in the Transmittal Sheet is and shall remain solvent as that term is defined in the Federal Bankruptcy Code.

     6.9 Each Account Debtor named in the Transmittal Sheet will not object to the payment for or the quality or quantity of the subject matter of the Receivable and is liable for the amount set forth on the Transmittal Sheet.

     6.10 Each Account Debtor shall be promptly notified after acceptance by Purchaser that the Purchased Receivable has been transferred to and is payable to Purchaser, and Seller shall not take or permit any action to countermand such notification.

     6.11 The Seller's place of business, and the place where records concerning all Receivables herein referred to are kept, is the one set forth at the beginning of the Agreement, and Seller will promptly advise Purchaser in writing if such place of business or record keeping is changed or a new place of business or record keeping is added.

     6.12 Sell is not and will not hold any letter of credit or negotiable instrument as support for or in payment of any Purchased Receivable, and any such documentation received by Seller will be immediately turned over to Purchaser, with any necessary assignment or endorsement.

     6.13 Seller will not assign, transfer, sell, or grant any lien or security interest in the Collateral to any other party without Purchaser's prior written consent and

     6.14 No Account Debtor is affiliated with Seller, either by common ownership or family relationship.

     6.15 All Receivables forwarded to and accepted by Purchaser after the date hereof, and thereby becoming Purchased Receivables, shall comply with each and every one of the foregoing representations, warranties, covenants, and agreements referred to above in this Section 6.

7. Adjustments. In the event of a breach of any of the representations, warranties, or covenants set forth in Section 6, or in the event any adjustment or dispute is asserted by any Account Debtor, Seller shall promptly advise Purchaser and shall, subject to the Purchaser's approval, resolve such disputes and advise Purchaser of any adjustment. Unless reassigned to Seller, Purchaser shall remain the absolute owner of any Purchased Receivable, which is subject to Adjustment or Repurchase under Sections 1.3 or 4 hereof, and any rejected, returned, or recovered personal property, with the right to take possession thereof at any time. If such possession is not taken by Purchaser, Seller is to resell it for Purchaser's account at Seller's expense with the proceeds made payable to Purchaser. While Seller retains possession of said returned goods, Seller shall segregate said goods and mark them "property of Financial Accounts Management Services."

8. Security Interest

     8.1 This Agreement for Purchase of Receivables is the security agreement referred to in the Transmittal Sheet.

     8.2 In order to secure the Obligations, Seller hereby grants to Purchaser a continuing lien upon and security interest in all Seller" now existing or hereafter ensuing rights and interest in the Collateral.

     8.3 Seller is not authorized to sell, transfer, or otherwise convey any Collateral without Purchaser's consent, except for the sale of finished goods inventory in the Seller's ordinary course of business. Purchaser shall have the right, upon default by Seller hereunder, to withdraw its consent to Seller's sale of finished goods inventory, and Seller agrees that Purchaser may notify the Account Debtors of this withdrawal of consent.

     8.4 Seller agrees to sign all UCC financing statements required by and in a form satisfactory to Purchaser.

     8.5 Purchaser shall have the right at any time to notify Seller's Account Debtors of its security interest. Email notification may be in the form of Exhibit A hereto: (Italicized verbiage crossed out, initialed, and dated.)

9. Default

     9.1 The following shall constitute Events of Default:

     9.1.1 Seller fails to pay as when due any Obligations owed to Purchaser.

     9.1.2 There shall be commenced by or against any Obligor any voluntary or involuntary case under the Federal Bankruptcy Code, or any assignment for the benefit of creditors or appointment of a receiver or custodian for a substantial portion of its assets.

     9.1.3 Any Obligor shall become insolvent in that its debts are greater than the fair value of its assets, or such entity is generally not paying its debts as they become due.

     9.1.4 Any involuntary lien, levy, garnishment, attachment or the like is issued against or attaches to the Purchased Receivables or the Collateral and the same is not released within ten (10) days, or


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     9.1.5 Seller shall breach any covenant, agreement, warranty, or representation set forth herein, and the same is not cured to Purchaser's satisfaction within ten (10) days after Purchaser has given Seller oral or written notice thereof.

     9.2 Upon the occurrence of an Event of Default.

     9.2.1 Without implying the existence of any obligation to Purchaser to buy receivables, which implication is specifically negated by the terms hereof, Purchaser may cease buying Receivables.

     9.2.2 Purchaser may immediately exercise its rights and remedies with respect to the Purchased Receivables and Collateral, as a secured party under this Agreement, the uniform Commercial Code, and applicable law.

     9.2.3 Purchaser shall have the rights as set forth in Section 8 hereof.

10. Nonpayment of Obligations. If any Obligation is not paid when due (including amounts due under Section 3.11, Repurchase Amounts due under Section 4, or professional fees and expenses under Section 11), such amount may be added to the Account Balance and shall be subject to the Factor Fee rate until payment in full.

11. Professional Fees. The Seller will pay all reasonable fees and expenses of attorney's and other professionals that Purchaser incurs in negotiating, amending, and enforcing this Agreement and protecting or enforcing its interest in the Purchased Receivables or the Collateral, in collecting Purchased Receivables, or in the representation of the Purchaser in connection with any bankruptcy date or insolvency proceeding involving Seller, the Collateral, any Account Debtor, or any Purchased Receivable.

12. Severabilty and Choice of Law. In the event that any provision of this Agreement is deemed invalid by reason of Law, this Agreement will be constituted as not containing such provision and the remainder of the Agreement shall remain in full force and effect. This Agreement has been transmitted by Seller to Purchaser at Purchaser's office in the State of California and has been executed and accepted by Purchaser in the State of California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without reference to choice of law.

13. Account Collection Service. In the event that Purchaser requires that all of Seller's Receivables be paid to Purchaser subject to Purchaser's rights in the Collateral. Purchaser agrees to remit the amount of collections on the Receivables it receives and does not own to Seller after deducting a handling fee of $0.00 of such amount received. It is understood and agreed by Seller that this Section does not impose any affirmative duty on Purchaser to do any act other than to turn over such amounts. All such Receivables and collections are Collateral and in the event of Seller's Default hereunder. Purchaser shall have to duty to remit collection of Collateral and may apply same to the Obligations until said Default is cured.

14. Term and Termination. The term of this Agreement shall be for one (1) year from the date hereof, and from year to year thereafter unless terminated in writing by Purchaser or Seller. Seller and Purchaser each have the right to terminate at any time provided that there is no outstanding Account Balance and no fees, charges or other obligations owed to Purchaser at the time of termination. Any termination of this Agreement shall not affect Purchaser's security interest in the Collateral and Purchaser's ownership of the Purchased Receivables, and this Agreement shall continue to be effective, until all transactions entered into and Obligations incurred hereunder have been completed and satisfied in full.

     IN WITNESS WHEREOF, the Seller has executed this Agreement on the day and year above written, and the Purchaser has accepted by its authorized representative.

SELLER:  Celerity Solutions, Inc.


         (Signed)   L. Kopeikina
BY: ___________________________
         Luda Kopeikina

ACCEPTED AT SAN JOSE, CALIFORNIA
FINANCIAL ACCOUNTS MANAGEMENT SERVICES,
A division of Imperial Bank

         (Signed)   Gary Harrison
BY:  ___________________________
         Gary Harrison, President